Exhibit T3A-25

ARTICLES OF ORGANIZATION

FOR

COLUMBIA CARE – ARIZONA, TEMPE, L.L.C.

1.	The name of this limited liability company is:

Columbia Care – Arizona, Tempe, L.L.C.

2.	The address of the known place of business is:

2942 North 24th Street, Suite 114

Phoenix, Arizona 85016

3.	The statutory agent’s name and address is:

Corporation Service Company

2338 West Royal Palm Road, Suite J

Phoenix, Arizona 85021

4.	This limited liability company is organized to transact any and all lawful business for which a limited liability company may be organized under Arizona law.

5.	This limited liability company is perpetual.

6.	Management of this limited liability company is vested in managers, whose name and business address are:

Nicholas Vita

2942 North 24th Street, Suite 114

Phoenix, Arizona 85016

Michal Abbott

2942 North 24th Street, Suite 114

Phoenix, Arizona 85016

Sean Gabriel

2942 North 24th Street, Suite 114

Phoenix, Arizona 85016

Rick Genderson

2942 North 24th Street, Suite 114

Phoenix, Arizona 85016

Jeffery Tice

2942 North 24th Street, Suite 114

Phoenix, Arizona 85016

Thomas Allison

2942 North 24th Street, Suite 114

Phoenix, Arizona 85016

Dean Micalizio

2942 North 24th Street, Suite 114

Phoenix, Arizona 85016

7.	The name and address of each member who owns a twenty percent or greater interest in the capital or profits of the limited liability company are:

Columbia Care – Arizona, Tempe DE, L.L.C.

2771 Centerville Road, Suite 400

Wilmington, Delaware 19808

DATED this 4 day of April, 2013.

By:	/s/ Nick Vita
Nick Vita, Manager

By:	/s/ Michael Abbott
Michael Abbott, Manager

By:	/s/ Sean Gabriel
Sean Gabriel, Manager

By:	/s/ Rick Genderson
Rick Genderson, Manager

By:	/s/ Jeffery Tice
Jeffery Tice, Manager

By:	/s/ Thomas Allison
Thomas Allison, Manager

By:	/s/ Dean Micalizio
Dean Micalizio, Manager

Corporation Service Company, having been designated to act as Statutory Agent of Columbia Care – Arizona, Tempe, L.L.C. hereby consent to act in that capacity until removal or resignation is submitted in accotdance with Arizona Revised Statutes.

Corporation Service Company

By:

Date : 04-05-2013